EXHIBIT 5






                              MICHAEL HARRIS, P.A.
                                Attorneys at Law
                         712 U.S. HIGHWAY ONE, SUITE 400
                         NORTH PALM BEACH, FLORIDA 33408
                            Telephone: (561) 844-3600
                            Facsimile: (561) 845-0108
                         E-Mail Address: jovocop@att.net
Michael D. Harris
Beth J. Harris


January 29, 1999


Top Source Technologies, Inc.
7108 Fairway Drive, Suite 200
Palm Beach Gardens, FL  33418-3757

         Re:      Top Source Technologies, Inc./SEC


Dear Sirs:

     You have advised us that Top Source Technologies, Inc. (the "Company") is filing with the United States Securities and Exchange Commission Amendment No. 4 to a Registration Statement on Form S-3, with respect to 2,280,937 shares of common stock, par value $.001 per share.

     In connection with the filing of this Registration Statement, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company's shares as are presently outstanding; and (ii) such securities as shall be offered by the Company itself pursuant to the Prospectus which is part of the Registration Statement.


     You have advised us that as of January 29, 1999, the Company's authorized capital consists of 50,000,000 shares of common stock, par value $.001, of which 29,474,442 shares have been issued. You have further advised us that the Company has received valid consideration for the issuance of these shares.

     After having examined the Company's Amended and Restated Certificate of Incorporation, Certificates of Designation of Rights and Preferences, Bylaws, Minutes, the Private Securities Subscription Agreements, as amended, Class A, Class B, Class C and Class D Warrants and the Reports and Proxy Statement incorporated by reference in the Prospectus, we are of the opinion that up to 2,280,937 shares of common stock which may be offered by the Selling Stockholders pursuant to the Registration Statement and accompanying Prospectus, upon conversion of the 5% Series A Convertible Preferred Stock (the "Preferred Stock"), payment of dividends to holders of Preferred Stock and exercise of the Class A, Class B, Class C and Class D Warrants issued by the Company, will be fully paid and non-assessable, duly authorized and validly issued.

     We consent to the use of our name in the Prospectus under the caption "Legal Matters".


                                             Very truly yours,



                                             MICHAEL HARRIS, P.A.